                                                                       EXHIBIT 2


================================================================================


                           STOCK PURCHASE AGREEMENT

                                    BETWEEN

                         PROACTIVE FINANCE GROUP, LLC

                                      AND

                           THE B.F. GOODRICH COMPANY



                                JANUARY 2, 1999


================================================================================

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of January 2,
                                          ---------
1999, by and between Proactive Finance Group, LLC, a Texas limited liability company (the "Purchaser") and The B.F. Goodrich Company, a Delaware corporation (the "Shareholder"). The Purchaser and the Shareholder are sometimes
      -----------
collectively referred to herein as the "Parties" and individually referred to
                                        -------
herein as a "Party." Capitalized terms used herein are defined in Section VIII
             -----                                                ------------
hereof.

     The Shareholder owns 3,157,190 shares of the issued and outstanding Common Stock, par value $.0002 per share (the "Common Stock"), of DTM Corporation, a
                                        ------------
Texas corporation (the "Company"). In addition, the Company owes Shareholder
                        -------
approximately $907,000, plus any accrued and unpaid interest owing thereon as of the Closing Date (as defined below), for advances by Shareholder to Company (together with any Shareholder Claims, the "Purchased Debt"). The Purchaser
                                            --------------
desires to acquire, and the Shareholder desires to sell, all right, title and interest of Shareholder in and to the Purchased Shares (as defined below) and the Purchased Debt, on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties hereby agree as follows:


                                   SECTION I
                                STOCK PURCHASE

     A.   TRANSACTIONS. On the basis of the representations, warranties,
          ------------
covenants and agreements and subject to the satisfaction or waiver of the conditions set forth herein, the Shareholder agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Shareholder, all of Shareholder's right, title and interest in and to 3,157,190 shares of the outstanding Common Stock of the Company (together with all rights related thereto, the "Purchased
                                                                     ---------
Shares") and all right, title and interest of Shareholder in the Purchased Debt
------
for an aggregate purchase price of $3,500,000 (the "Purchase Price"), payable
                                                    --------------
by wire transfer of immediately available funds to an account designated by Shareholder.

     B.   THE CLOSING.  The closing of the transactions contemplated hereby
          -----------
(the "Closing") shall take place at the offices of Gray Cary Ware & Freidenrich
      -------
LLP, 100 Congress Avenue, Suite 1440, Austin, Texas 78701, at 10:00 a.m. on a date which is no more than three (3) days after all of the conditions set forth in Section II and Section III have been satisfied or waived in writing (other
   ----------     -----------
than actions the respective Parties will take at the Closing itself) or at such other place or on such other date as may be mutually agreeable to each of the Parties (the "Closing Date"). At the Closing, (i) the Shareholder will deliver
              ------------
to the Purchaser the various certificates, instruments, and documents referred to in Section II below, (ii) the Purchaser will deliver to the Shareholder the
      ----------
various certificates, instruments and documents referred to in Section III below, (iii) the Shareholder shall deliver to the Purchaser the stock certificates evidencing all of the Purchased Shares, together with stock powers related thereto duly executed in blank or accompanied by duly executed assignment documents satisfactory to Purchaser, (iv) the Shareholder shall deliver to the Purchaser evidence of the assignment to Purchaser of the Purchased Debt, free and clear of any Liens; and
(v) the Purchaser will deliver to the Shareholder the consideration specified in Paragraph I.A.
-------------


                                  SECTION II
                   CONDITIONS OF THE PURCHASER'S OBLIGATIONS

     The obligation of the Purchaser to take the actions set forth in Section 1
                                                                      ---------
at the Closing is subject to the satisfaction as of the Closing of the following conditions:

     A.   REPRESENTATIONS AND WARRANTIES.  The representations and warranties
          ------------------------------
contained in Section V hereof shall be true and correct at and as of the Closing
             ---------
as though then made and the Company and the Shareholder shall have performed all of the covenants required to be performed by each such Person hereunder prior to the Closing.

     B.   MATERIAL ADVERSE EFFECT.  There will not have occurred or be
          -----------------------
reasonably expected to occur any Material Adverse Effect.

     C.   ACQUISITION OF SHARES FROM THE SHAREHOLDER.  Shareholder shall have
          ------------------------------------------
delivered to the Purchaser certificates representing all of the Purchased Shares duly executed in blank or accompanied by duly executed assignment documents satisfactory to Purchaser, and shall have received payment therefor in full, in the manner set forth in Paragraph I.A.
                        -------------

     D.   ASSIGNMENT AND ASSUMPTION AGREEMENT.  Shareholder shall have
          -----------------------------------
simultaneously delivered to the Purchaser the duly authorized and executed Assignment and Assumption Agreement attached hereto as Exhibit A.
                                                       ---------

     E.   RESIGNATION OF DIRECTORS.  The following members of the Board of
          ------------------------
Directors of the Company (the "Board") shall have resigned in accordance with
                               -----
the Company's bylaws, such resignations to be effective upon the consummation of the Closing: Robert D. Koney Jr., Marshall O. Larsen, and Les C. Vinney.

     F.   SIZE OF BOARD.  The size of the Board, including any vacancies created
          -------------
pursuant to Paragraph II.D or otherwise, shall be no more than six (6)
            --------------
directorships.


     G.   APPROVAL OF BOARD OF DIRECTORS.  By the close of business on
          ------------------------------
January 11, 1999, the Company shall have delivered copies certified as true, correct and complete by the Secretary of the Company of resolutions (in a form reasonably satisfactory to Purchaser and its counsel) duly adopted by the Board
(1) approving the purchase and acquisition of the Purchased Shares by Purchaser for purposes of Article l3.03 of the Texas Business Corporation Act, such approval to be effective prior to the Closing Date; (2) appointing the following persons to the Board in accordance with the Company's bylaws, such appointments to be effective upon the consummation of the Closing: Anthony Mariotti, Samuel
A. Myers, and Larry Goldstein (collectively, the "Purchaser Designees"); and (3)
                                                  -------------------
waiving all provisions of that certain

Confidentiality Agreement, dated April 24, 1998, between the Company and Purchaser, as amended, with respect to the transactions contemplated hereby and the actions and involvement of the Purchaser Designees on the Board, such waivers to be effective upon the consummation of the Closing.

     H.   OPERATION OF BUSINESS.  The Company will not have since the Execution
          ---------------------
Date (i) entered into any transaction, arrangement or contract except on an arm's-length basis in the ordinary course of business consistent with past custom and practice, (2) increase any officer's or employee's compensation, incentive arrangements or other benefits out of the ordinary course of business and consistent with past practice, (3) redeemed, purchased or otherwise acquired, directly or indirectly, any of the Company's issued and outstanding capital stock or equity interests, or any outstanding rights or securities exercisable or exchangeable for or convertible into capital stock of the Company, (4) amended its articles of incorporation or bylaws, (5) recharacterized, paid, extended, modified, or caused a default under the Company's obligations and liabilities with respect to the Purchased Debt, or (6) bought or sold any assets out of the ordinary course of business.

     I.   PROCEEDINGS.  All corporate and other proceedings taken or required to
          -----------
be taken by the Company or the Shareholder in connection with the transactions contemplated hereby shall be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and its counsel.

     J.   LITIGATION.  The Purchaser, in its sole discretion, shall be satisfied
          ----------
with the status of the resolution of the claims that had been brought against any parties to that certain class action styled In re DTM Corp. Securities Litigation, Case No. 97-CI-16633 (the "Class Action"), under the terms of that
                                       ------------
certain Memorandum of Understanding, dated August 4, 1998, among the parties thereto (the "Settlement"), and parties to the Class Action holding
              ----------
(beneficially or by record) an aggregate of not less than ninety percent (90%) of the total shares represented by the class, shall have agreed to and not opted-out of, whether in part or in whole, the Settlement.

     K.   COMPLIANCE WITH APPLICABLE LAWS.  The acquisition of the Purchased
          -------------------------------
Shares and the Purchased Debt by the Purchaser in accordance with the terms contained herein shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject the Purchaser to any penalty or liability under or pursuant to any applicable law or governmental rule or regulation, and the acquisition of the Purchased Shares and the Purchased Debt by the Purchaser hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which the Purchaser is subject.

     L.   FILINGS.  The Company and the Shareholder shall have made all filings
          -------
required to be made by the Company and the Shareholder under all applicable federal and state laws, including, without limitation, federal and state securities laws, to consummate the transactions contemplated by this Agreement in compliance with such laws.

     M.   CONSENTS AND APPROVALS.  All consents and approvals by governmental
          ----------------------
agencies that are required for the consummation of the transactions contemplated hereby or the other agreements contemplated hereby or by third parties that are required in order to prevent a breach of, a default under, or a termination, change in the terms or conditions or modification of, any instrument, contract, lease, license or other agreement to which the Company or the Shareholder is a party will have been obtained on terms and conditions satisfactory to the Purchaser.

     N.   FINANCING.  The Purchaser shall have received financing proceeds
          ---------
necessary to consummate the transactions described herein, on terms satisfactory in all respects to the Purchaser and its counsel.

     O.   CAPITAL STRUCTURE.  Between the Execution Date and the Closing, the
          -----------------
Company will not have issued or entered into any agreement to issue any shares of its capital stock or options, warrants or securities convertible into or exercisable for shares of its capital stock other than (i) shares issuable upon the exercise of options, warrants or securities convertible into or exercisable for shares of its capital stock that are outstanding as of the Execution Date or granted prior to Closing under existing option plans on an arm's-length basis in the ordinary course of business consistent with past practices and (ii) up to 500,000 shares issued as required by the Settlement.

     P.   LEGAL OPINION.  The Purchaser shall have received a legal opinion of
          -------------
counsel to the Shareholder with respect to the transactions contemplated hereby in form and substance reasonably satisfactory to Purchaser and its counsel.

     Q.   CLOSING DOCUMENTS.  At the Closing, the Shareholder shall have
          -----------------
delivered to the Purchaser all of the following documents:

          1. a certificate of an officer of the Shareholder, dated as of the Closing Date, stating that the conditions specified in Section II (other than
                                                       ----------
Paragraphs II.B, II.C, II.D, II.G, II.H, II.J, II.N, II.P, II.R, and II.S) have
-------------------------------------------------------------------------
been fully satisfied.

          2. copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal);

          3. documents effecting the assignment to the Purchaser of all of Shareholder's rights under that certain Shareholders' Agreement; and

          4. such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its special counsel may reasonably request.

     R.   FULL ACCESS.  The Purchaser shall have had full access at all
          -----------
reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all properties, personnel, books, records (including tax records), contracts and other documents of or pertaining to each of the Company and its Subsidiaries for any reasonable and proper purpose.

     S.   WAIVER.  Any condition specified in this Section II may be waived only
          ------                                   ----------
if consented to in writing by the Purchaser.

                                  SECTION III
                  CONDITIONS OF THE SHAREHOLDER'S OBLIGATIONS

     The obligation of the Shareholder to take the actions set forth in Section
                                                                        -------
I at or prior to the Closing is subject to the satisfaction as of the Closing of
-
the following conditions:

     A.   REPRESENTATIONS AND WARRANTIES; COVENANTS.  The representations and
          -----------------------------------------
warranties of Purchaser contained in Section VI hereof shall be true and correct
                                     ----------
in all material respects at and as of the Closing as though then made and the Purchaser shall have performed all of the covenants required to be performed in all material respects by it hereunder at or prior to the Closing.

     B.   RECEIPT OF PURCHASE PRICE.  The Shareholder shall have received from
          -------------------------
Purchaser the consideration specified in Paragraph I.A.
                                         -------------

     C.   LITIGATION.  No action or proceeding before any court or governmental
          ----------
body will be pending or threatened which will result in a judgment, decree or order that would prevent the carrying out of this Agreement or the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

     D.   CONSENTS AND APPROVALS.  All consents and approvals of governmental
          ----------------------
agencies that are required for the consummation of the transactions contemplated hereby or the other agreements contemplated hereby will have been obtained.

     E.   REPAYMENT OF DEBT.  The Company shall have paid all amounts owing
          -----------------
under that certain Credit Agreement, dated August 6, 1997, between the Company and Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association, the "Bank"), as amended, and that certain Note, dated
                                ----
August 6, 1997, from the Company in favor of the Bank, as amended.

     F.   WAIVER.  Any condition specified in this Section III may be waived
          ------                                   -----------
only in writing by the Shareholder.


                                  SECTION IV
                     PRE-CLOSING COVENANTS AND AGREEMENTS

     Each of the Parties agrees as follows with respect to the period between the execution of this Agreement and the Closing:

     A.   GENERAL.  Each of the Parties will use its reasonable best efforts to
          -------
take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions set forth in Sections
                                                                        --------
II and III).
--     ---

     B.   NOTICES AND CONSENTS.  The Shareholder will use its best efforts to,
          --------------------
and will use its best efforts to cause the Company to, (i) give required notices to third parties, (ii) obtain any required third party consents and (iii) take any actions reasonably required by a third party, in each case, in connection with the matters contemplated by this Agreement.

     C.   NOTICE OF MATERIAL DEVELOPMENTS.  Each party will give prompt written
          -------------------------------
notice to the other Party (i) if it becomes aware that any representation or warranty contained in Sections V or VI as of the date hereof which to the best
                      -------- -    --
knowledge of a Party has subsequently become untrue, (ii) of the breach of any covenant hereunder by any Party and (iii) of any other material development that in its reasonable judgment adversely affects its ability to consummate the transactions contemplated by this Agreement; provided, however, that the Party
                                             --------  -------
receiving notice shall have adequate opportunity for investigation, inquiry and examination following such notice to assess compliance with this Paragraph IV.D
                                                                 --------------
and other relevant provisions of this Agreement.

     D.   EXCLUSIVITY.  Until consummation of the transactions contemplated
          -----------
hereby or termination of this Agreement pursuant to Paragraph IX.A, the
                                                    --------------
Shareholder will not, directly or indirectly, (i) submit, solicit, initiate, encourage, vote for or consent to any proposal or offer from any Person or enter into any agreement or accept any offer relating to any (a) reorganization, liquidation, dissolution or recapitalization of the Company, (b) merger or consolidation involving the Company, (c) purchase or sale of any assets or capital stock (other than a purchase or sale of equipment in the ordinary course of business consistent with past custom and practice) of the Company or (d) similar transaction or business combination involving the Company or the assets of any of them (each of the foregoing actions described in clauses (a) through
(d), a "Company Transaction") or (ii) furnish any information with respect to,
        -------------------
assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing.

     E.   ACTIONS WITH RESPECT TO PURCHASED SHARES AND PURCHASED DEBT.  Until
          -----------------------------------------------------------
consummation of the transactions contemplated hereby or termination of this Agreement pursuant to Paragraph IX.A, the Shareholder agrees that it will not
                      --------------
(i) sell, redeem, convert, assign, exchange, transfer, pledge or otherwise dispose of any of Shareholder's right, title and interest in and to the Purchased Shares or Purchased Debt, except as expressly contemplated by this Agreement, or (ii) enter into any other transaction or agreement with the Company not at arm's-length in the ordinary course of the Company's business consistent with the Company's past practice. The Shareholder will not modify, extend, waive, accept payment for or release any of the Company's obligations or liabilities with respect to the Purchased Debt.


                                   SECTION V
                        REPRESENTATIONS AND WARRANTIES
                              OF THE SHAREHOLDER

     As a material inducement to the Purchaser to enter into this Agreement and acquire the Purchased Shares and Purchased Debt hereunder, the Shareholder hereby represents and warrants that, except as disclosed on the Schedule of
                                                                -----------
Shareholder Exceptions attached hereto:
----------------------

     A.   POWER AND AUTHORITY.  The Shareholder is a corporation which possesses
          -------------------
all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

     B.   AUTHORIZATION; NO BREACH.  This Agreement and the Transaction
          ------------------------
Documents to which the Shareholder is a party each constitutes a valid and binding obligation of Shareholder, enforceable in accordance with its terms. The execution and delivery by the Shareholder of this Agreement and all other agreements contemplated hereby to which Shareholder is a party, the sale of the Purchased Shares and the Purchased Debt hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by Shareholder, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of; (ii) constitute a default under, (iii) result in the creation of any Lien upon the Purchased Shares or the Purchased Debt pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, or any law, statute, rule or regulation to which Shareholder is subject, or any agreement, instrument, order, judgment or decree to which Shareholder is subject other than as required by the federal securities laws.

     C.   TITLE TO PURCHASED SHARES.  Shareholder owns beneficially and of
          -------------------------
record and has good and marketable title to all of the Purchased Shares, free and clear of any Liens.

     D.   TITLE TO PURCHASED DEBT.  Shareholder owns and has good and marketable
          -----------------------
title to all of the Purchased Debt, free and clear of any Liens. Since the Execution Date, the Shareholder has not modified, extended, waived, accepted payment for or released any of the Company's obligations or liabilities with respect to the Purchased Debt.

     E.   BROKERAGE.  There are no claims for brokerage commissions, finders'
          ---------
fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Shareholder. Shareholder shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

     F.   COMPANY TRANSACTIONS.  The Shareholder is not a party to or
          --------------------
bound by any agreement with respect to a Company Transaction other than this Agreement, and the Shareholder has terminated all discussions with third parties regarding Company Transactions.

     G.   DISCLOSURE.  Neither this Agreement nor any other statements or
          ----------
certificates made or delivered by Shareholder or its representatives in connection herewith contains, to the best knowledge of Shareholder, any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. For purposes of this Paragraph
                                                                      ---------
V.G., the Company shall be deemed not to be a representative of the Shareholder.
----

     H.   CLOSING DATE.  The representations and warranties of the Shareholder
          ------------
contained in this Section V and elsewhere in this Agreement, and all information
                  ---------
contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Shareholder to the Purchaser or its representatives shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement and except as expressly disclosed in writing to the Purchaser by Shareholder prior to the Closing. Shareholder may revise or supplement the disclosure schedules attached hereto, or otherwise amend or modify its representations and warranties hereunder, at any time at or prior to the Closing Date to reflect information that came into existence after the date hereof and would have been required to be disclosed on one or more schedules or reflected in such representations or warranties if such information was in existence on the date hereof; it being understood that prior to Closing, the Purchaser, as its sole remedy for the receipt of additional materially adverse information on the Schedule of Shareholder Exceptions attached hereto, shall be entitled to terminate this Agreement with the consequences specified in Paragraph IX.B
                                                            --------------
below; provided, however, that such disclosure shall not cure any default or limit any liability resulting from a breach of any of Shareholder's covenants contained in this Agreement.

                                  SECTION VI
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     As a material inducement to the Shareholder to enter into this Agreement and take the actions set forth in Section I, the Purchaser hereby represents and
                                  ---------
warrants that, except as disclosed on the Schedule of Purchaser Exceptions
                                          --------------------------------
attached hereto:

     A.   ORGANIZATION, POWER AND AUTHORITY.  The Purchaser is a limited
          ---------------------------------
liability company duly organized, validly existing and in good standing under Texas law. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

     B.   AUTHORIZATION: NO BREACH.  The execution, delivery and performance of
          ------------------------
this Agreement and the Transaction Documents to which the Purchaser is a party have been duly authorized by the Purchaser. This Agreement and the Transaction Documents to which the Purchaser is a party each constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms except as limited by bankruptcy, insolvency and similar laws. The execution and delivery by the Purchaser of this Agreement and all other agreements contemplated hereby to which the Purchaser is a party, the purchase of the Purchased Shares hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon the Purchaser's assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the organizational documents of the Purchaser or any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

     C.   BROKERAGE.  There are no claims for brokerage commissions, finders'
          ---------
fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Purchaser. Purchaser shall pay, and hold the Shareholder harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

     D.   DISCLOSURE.  Neither this Agreement nor any other statements or
          ----------
certificates made or delivered by Purchaser or its representatives in connection herewith contains, to the best knowledge of Purchaser, any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

     E.   CLOSING DATE.  The representations and warranties of the Purchaser
          ------------
contained in this Section VI and elsewhere in this Agreement shall be true and
                  ----------
correct in all material respects on the date of the Closing as though then made and except as expressly disclosed in writing to the Company and the Shareholder by the Purchaser prior to the Closing. The Purchaser may revise or supplement the disclosure schedules attached hereto, or otherwise amend or modify its representations and warranties hereunder, at any time at or prior to the Closing Date to reflect information that came into existence after the date hereof and would have been required to be disclosed on one or more schedules or reflected in such representations or warranties if such information was in existence on the date hereof; it being understood that prior to Closing, the Shareholder, as its sole remedy for the receipt of additional materially adverse information on the Schedule of Purchaser Exceptions attached hereto, shall be entitled to terminate this Agreement with the consequences specified in Paragraph IX.B
                                                            --------------
below; provided, however, that such disclosure shall not cure any default or limit any liability resulting from a breach of any of Purchaser's covenants contained in this Agreement.


                                  SECTION VII
                     INDEMNIFICATION AND OTHER AGREEMENTS

     A.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  The Shareholder is
          ------------------------------------------
selling, and the Purchaser is purchasing, the Purchased Shares AS IS so that none of the representations or warranties, set forth in this Agreement or in any writing delivered by any Party in connection with this Agreement shall survive the Closing except for (i) Paragraphs V.A Power and Authority, V.C Title to
                                          -------------------      --------
Purchased Shares, V.D Title to Purchased Debt, VI.A Organization Power and
----------------      -----------------------       ----------------------
Authority and (ii) Paragraphs V.G Disclosure and VI.D Disclosure which shall
---------                         ----------          ----------
survive for a period of eighteen (18) months following the Closing with respect to any matter as to which the representing party had actual knowledge.

     B.   INDEMNIFICATION.
          ---------------

          1.   Basic Indemnification.  Each Party (the "Indemnifying Party")
               ---------------------                    ------------------
shall indemnify and defend and hold harmless the other Party, its Affiliates, stockholders, members, partners, officers, directors, employees, managers, agents, representatives, successors and assigns (each, an "Indemnified Party")
                                                           -----------------
from and against the entirety of any Losses which an Indemnitee may suffer, sustain or become subject to as the result of the misrepresentation in, omission from or breach of any representation, warranty, covenant or agreement made by the Indemnifying Party contained in this Agreement or any Transaction Document (including the schedules or exhibits attached hereto or thereto).

          2.   Defense of Claims.  An Indemnified Party seeking indemnification
               -----------------
under this Paragraph VII.B shall give written notice to the other Indemnifying
           ---------------
Party of the facts and
circumstances giving rise to the claim. In that regard, if any suit, action, claim, liability or obligation (a "Proceeding") shall be brought or asserted by
                                   ----------
any third party which, if adversely determined, would entitle the Indemnified Party to indemnity pursuant to this Paragraph VII.B, the Indemnified Party shall
                                    ---------------
within thirty (30) days notify the Indemnifying Party of the same in writing, specifying in detail the basis of such claim and the facts pertaining thereto; provided that the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have harmed the Indemnifying Party. The Indemnifying Party, if it so elects, shall assume and control the defense of such Proceeding (and shall consult with the Indemnified Party with respect thereto), including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of expenses; provided that in the event any Proceeding shall be
                     --------
brought or asserted by any third party which, if adversely determined, would not entitle the Indemnified Party to full indemnity pursuant to this Paragraph
                                                                 ---------
VII.B, the Indemnified Party may elect to participate in a joint defense of such
-----
Proceeding (a "Joint Defense Proceeding") for which the expenses of such joint
               ------------------------
defense will be shared equally by such parties and the employment of counsel shall be reasonably satisfactory to both parties. If the Indemnifying Party elects to assume and control the defense of a Proceeding, it will provide notice thereof within thirty (30) days after the Indemnified Party has given notice of the matter and if such Proceeding is not a Joint Defense Proceeding, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (b) the Indemnifying Party has failed to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party. Neither the Indemnified Party nor the Indemnifying Party may consent to the entry of any judgment with respect to the matter or enter into any settlement with respect to the matter which judgment or settlement does not release the other Party from all liability to the third party with respect thereto without the consent of the other Party, which consent shall not be unreasonably withheld (it being understood that the extent to which any Party will be obligated to pay for Losses resulting from such matter as compared to the other Party shall be considered in determining whether it is reasonable for such Party to withhold its consent from the entry of any judgment or settlement with respect to such matter); provided that no settlement of a Joint Defense Proceeding may be
         --------
effected without the written consent of both parties. If there shall be a settlement to which the Indemnifying Party consents or a final judgment for the plaintiff in any Proceeding, the defense of which the Indemnifying Party has elected to assume, the Indemnifying Party shall indemnify the Indemnified Party with respect to the settlement or judgment.

     3.   Payments.  Any payment pursuant to a claim for indemnification shall
          --------
be made not later than thirty (30) days after receipt by the Indemnifying Party of written notice from the Indemnified Party stating the amount of the claim, unless the claim is subject to defense as provided in Paragraph VII.B.2, in
                                                      ----------------
which case payment shall be made not later than thirty (30) days after the amount of the claim is finally determined. Any payment required under this Paragraph VII.B.3 shall bear interest at eighteen percent (18%) per annum or, if
-----------------
less, the maximum rate permitted by applicable usury laws from the date that the Indemnified Party incurred the Loss for which indemnification is sought. Interest on any such unpaid amount shall be compounded monthly, computed on the basis of a 365-day year and shall be payable on demand. In addition, such party shall reimburse the other party for any and all costs or expenses of any nature or kind whatsoever (including, without limitation, all attorneys' fees) incurred in seeking to collect such Losses following repeated refusal by the owing Party to pay such losses and the non-existence of any good faith defense to payment.


                                 SECTION VIII
                                  DEFINITIONS

     A.   DEFINITIONS.  For the purposes of this Agreement, the following terms
          -----------
have the meanings set forth below:

          "Affiliate" of any particular Person means any other Person
           ---------
controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "Execution Date" means the date of the last signature hereon.
           --------------

          "Lien" or "Liens" means any mortgage, pledge, security interest,
           ----      -----
encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any of its Subsidiaries or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

          "Loss" or "Losses" means all actions, suits, proceedings, hearings,
           ----      ------
investigations, charges, complaints, claims, demands, injunctions, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

          "Material Adverse Effect" means a material and adverse effect upon the
           -----------------------
business, assets, liabilities, condition (financial or otherwise), operating results, employee, customer or supplier relations, business prospects, cash flow or working capital of the Company.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Shareholder Claims" means all rights and interest of Shareholder, its
           ------------------
Affiliates, stockholders, members, partners, officers, directors, employees, managers, agents, representatives, successors and assigns (a "Shareholder Party") in and to any
                                            -----------------
obligations, liabilities or Losses (contingent or otherwise, known or unknown) of the Company and its Subsidiaries owed to or arising in favor of a Shareholder Party or a third party on its behalf.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member or general partner of such limited liability company, partnership, association or other business entity.

          "Tax" or "Taxes" means federal, state, county, local, foreign or other
           ---      -----
income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, pension, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

          "Transaction Documents" means, collectively, this Agreement, the
           ---------------------
Assignment and Assumption Agreement, and the other documents and instruments contemplated by this Agreement to be executed by the Parties in connection with the consummation of the transactions contemplated herein.


                                  SECTION IX
                                  TERMINATION

     A.   CONDITIONS OF TERMINATION.  This Agreement may be terminated at any
          -------------------------
time prior to the Closing only as follows:

          1.   by mutual written consent of the Parties;

          2. by the Shareholder if there has been a material misrepresentation or breach of warranty or breach of covenant on the part of the Purchaser in the representations and warranties or covenants set forth in this Agreement, or if events have occurred which have made it impossible to satisfy a condition precedent to the Shareholder's obligation to consummate the transactions contemplated hereby, unless such Shareholder has caused, directly or indirectly, the condition to the Shareholder's obligations hereunder to be unsatisfied;

          3. by the Purchaser if there has been a material misrepresentation or breach of warranty or breach of covenant on the part of the Shareholder in the representations and warranties or covenants set forth in this Agreement, or if events have occurred which have made it impossible to satisfy a condition precedent to the Purchaser's obligation to consummate the transactions contemplated hereby, unless the Purchaser has caused, directly or indirectly, the condition to the Purchaser's obligations hereunder to be unsatisfied;

          4. by either Party if the transactions contemplated hereby have not been consummated by February 15, 1999.

     B.   EFFECT OF TERMINATION.  In the event of termination of this Agreement
          ---------------------
as provided in Paragraph IX.A, this Agreement will forthwith become void and
               --------------
there will be no liability hereunder on the part of any of the Parties, except for the provisions of this Section IX and Paragraph X.A, and except for
                           ----------     -------------
liability for any breach of this Agreement prior to the time of such termination, which shall survive any termination of this Agreement.

     C.   WAIVER OF RIGHT TO TERMINATE.  Each of the Parties shall be deemed to
          ----------------------------
have waived its respective right to terminate this Agreement upon consummation of the Closing. No such waiver shall constitute a waiver of any other rights arising from the non-fulfillment of any condition precedent set forth in Sections II or III hereof or any misrepresentation or breach of any warranty,
-----------    ---
covenant or agreement contained herein unless such waiver is made in writing and then any such written waiver shall only constitute a waiver of the specific matters set forth therein.


                                   SECTION X
                                 MISCELLANEOUS

     A.   FEES AND EXPENSES.  Except as provided in Paragraph X.B below, the
          -----------------                         -------------
Shareholder and the Purchaser will pay all of their own fees and expenses (including, without limitation, fees and expenses of legal counsel, accountants, investment bankers or other representatives and consultants) in connection with this Agreement and the consummation of the transactions contemplated hereby.

     B.   DISPUTE RESOLUTION.
          ------------------

          1. The Parties desire that any controversy or claim arising out of or related to this Agreement or the formation of this Agreement will be resolved in an expeditious and efficient manner exclusively in accordance with this Paragraph X.B. A dispute like this clause shall be initiated by delivering
-------------
written notice to the other Party briefly stating the nature of the dispute and requesting resolution. Any Party required to make a payment or provide a remedy (equitable or otherwise) to the other Party pursuant to this Paragraph X.B shall
                                                             -------------
reimburse the other Party for any and all costs or expenses of any nature or kind whatsoever (including, without limitation, attorneys' fees) incurred in seeking to assess and collect such damage or to enforce any such award.

          2. The Parties agree that before initiation of any legal or arbitration proceeding with respect to any issue arising out of the transactions contemplated by the Agreement, they shall cause their respective representatives to attempt to resolve in good faith all disputes between the Parties. The Parties agree that they will cause, in the case of Shareholder, Mr. Scott Kuechle, or his successors-in-interest, and, in the case of the Purchaser, Mr. Anthony Mariotti, or his successor-in-interest, to meet in person in Austin, Texas, to attempt in good faith to resolve such dispute within fifteen (15) business days of notification of such dispute. In the event that the representatives are unable to resolve such a dispute, the aggrieved Party must refer the dispute to mediation under Paragraph X.B.3.
                                     ---------------

          3. In the event any dispute is not resolved by a meeting of the Parties, the dispute shall be referred to non-binding mediation. The mediation shall occur within forty (40) days of the meeting of the Parties. Mediation fees shall be split equally among the Parties. The mediator shall be selected by agreement of the Parties or, in the event of no agreement, shall be designated by JAMS. The mediation shall be attended by the Parties' representatives designated in Paragraph X.B.2 and, if desired, the Parties' attorneys.
              ---------------

          4. In the event a dispute is not resolved by mediation, the aggrieved Party shall refer the dispute to binding arbitration. The arbitration shall be governed by the procedures set forth below. The arbitrator shall give written notice to the parties of the arbitrator's determination, which shall be conclusive on the Parties. The parties agree to act in compliance with the arbitrator's determination, and judgment upon the same may be entered by any court of competent jurisdiction. The arbitrator may not award exemplary or punitive damages.

          5. Within thirty (30) days of referral of a dispute to arbitration, a single arbitrator will be selected by agreement of the parties or, in the event of no agreement, shall be designated by JAMS. Unless agreed otherwise by the parties, the arbitrator shall be a retired judge with arbitration experience.

          6. The parties agree to submit discovery plans to the arbitrator within fifteen (15) days following the date that the arbitrator accepts his appointment to this matter. The discovery plan will describe all discovery contemplated. The arbitrator will schedule a meeting of counsel to occur within fifteen (15) days of his receipt of the discovery plans, at which time the arbitrator will issue a written order scheduling dates for all depositions and completion dates for all additional discovery. The written discovery plan may only be modified by a written order from the arbitrator.

          7. The arbitration hearing shall take place in Austin, Texas within ninety (90) days of the arbitrator's acceptance of his appointment. The hearing is not to exceed two (2) days. Introduction of evidence and testimony at the hearing will be subject to the Federal Rules of Civil Procedure and Evidence. Each Party is entitled to be heard, to present material evidence and testimony, and to cross-examine witness appearing at the hearing.

     C.   REMEDIES.  The Purchaser and the Shareholder shall have all of the
          --------
rights and remedies set forth in this Agreement and all rights and remedies which such Persons have been granted at any time under any other agreement or contract and all of the rights which such Persons have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     D.   PRESS RELEASES AND ANNOUNCEMENTS.  No Party shall issue any press
          --------------------------------
release or make any public announcement relating to the subject matter of this Agreement or the agreements contemplated hereby (other than those required by any applicable statute or regulation or by judicial order), nor instruct or cause any other Person (including, without limitation, the Company) to effect the same without the express written consent of the other Party.

     E.   CONSENT TO AMENDMENTS.  Except as otherwise expressly provided herein,
          ---------------------
the provisions of this Agreement may be amended and each may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if such Party has obtained the written consent of the other Party.

     F.   SUCCESSORS AND ASSIGNS.  Except as otherwise expressly provided
          ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the Parties shall bind and inure to the benefit of the respective successors and assigns of the Parties whether so expressed or not. The Purchaser may assign its rights pursuant to this Agreement, including its right to indemnification, (i) to any Person formed for the purpose of purchasing the Purchased Shares and/or the Purchased Debt, (ii) to any of its equity investors, and (iii) to any of its lenders as collateral security.

     G.   SEVERABILITY.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     H.   COUNTERPARTS.  This Agreement may be executed simultaneously in
          ------------
counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     I.   DESCRIPTIVE HEADINGS; INTERPRETATION.  The descriptive headings of
          ------------------------------------
this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

     J.   GOVERNING LAW.  All other issues and questions concerning the
          -------------
construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

     K.   NOTICES.  All notices, demands or other communications to be given or
          -------
delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one (1) day after being sent to the recipient by reputable overnight courier service (charges prepaid) or three (3) days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchaser, the Shareholder and the Company at the addresses indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

           The Shareholder:               The Purchaser:
           ---------------                -------------

           The B.F. Goodrich Company      Proactive Finance Group, LLC
           4020 Kinross Lakes Parkway     221 West 6th Street, Suite 1520
           Richfield, Ohio 44286          Austin, Texas 78701
           Attn: Scott Kuechle            Attn: Anthony Mariotti
                                                Samuel A. Myers

A copy of any notice to the Purchaser shall be sent to Gray Cary Ware & Freidenrich, LLP, 100 Congress Avenue, Suite 1440, Austin, Texas 78701, Attn: P. Steven Hacker and John J. Gilluly.

     L.   NO STRICT CONSTRUCTION.  The parties hereto have participated jointly
          ----------------------
in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective on the date of the last signature hereon.



                                PROACTIVE FINANCE GROUP, LLC



                                By: /s/ ANTHONY MARIOTTI
                                   -------------------------------------
                                       Anthony Mariotti
                                       President


                                Date: January 2, 1999
                                     -----------------------------------



                                THE B.F. GOODRICH COMPANY



                                By: /s/ SCOTT KUECHLE
                                   -------------------------------------
                                       Name: Scott Kuechle
                                       Title: Vice President and Treasurer


                                Date: January 2, 1999
                                     -----------------------------------

                                   EXHIBIT A

                      ASSIGNMENT AND ASSUMPTION AGREEMENT



                     [See Exhibit 3 to this Schedule 13D]